UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KASPIEN HOLDINGS INC.
(Exact name of registrant as specified in its charter)

New York	14-1541629
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2818 N. Sullivan Rd. Ste 30
Spokane, WA 99216
(855) 300-2710
(Address of Principal Executive Offices)

2005 Long Term Incentive and Share Award Plan
(As Amended and Restated August 2, 2022)
(Full Title of the Plan)

Edwin Sapienza
Kaspien Holdings Inc.
2818 N. Sullivan Rd. Ste 30
Spokane, WA 99216
(Name and address of agent for service)
(855) 300-2710
(Telephone number, including area code, of agent for service)

Copy to:
Kimberly C. Petillo-Décossard
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
(212) 701-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On September 9, 2005, Kaspien Holdings Inc. (f/k/a/ Trans World Entertainment Corporation) (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-128210) with the Securities and Exchange Commission (the “Original Registration Statement”) with respect to shares of common stock of the Company to be issued pursuant to the Trans World Entertainment Corporation 2005 Long Term Incentive and Share Award Plan (the “Plan”). On August 15, 2014, the Company filed Post-Effective Amendment No. 1 (“First Amendment”) for the sole purpose of updating Exhibit 99.1 of the Original Registration Statement to include an updated version of the Plan, which was amended and restated with an effective date of July 2, 2014. On September 12, 2017, the Company filed a second Registration Statement on Form S-8 (Registration No. 333-220432) (the “Second Registration Statement”) with respect to an additional 2,000,000 shares of the Company’s common stock to be issued pursuant to the Plan, as amended and restated with an effective date of April 5, 2017.

The Company is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (this “Registration Statement”) with respect to an additional 343,654 shares of the Company’s common stock to be issued pursuant to the Plan, as amended and restated with an effective date of August 2, 2022. Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, as amended by the First Amendment, and the contents of the Second Registration Statement (including the periodic and current reports that are incorporated in the Original Registration Statement and the Second Registration Statement), are incorporated in this Registration Statement by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane Valley, State of Washington, on August 26, 2022.

KASPIEN HOLDINGS INC.

By:	/s/ Edwin Sapienza
Edwin Sapienza
Chief Financial Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Brock Kowalchuk and Edwin Sapienza, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents, or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brock Kowalchuk	Interim Chief Executive Officer (Principal Executive Officer)	August 26, 2022
Brock Kowalchuk

/s/ Edwin Sapienza	Chief Financial Officer (Principal Financial and Chief Accounting Officer)	August 26, 2022
Edwin Sapienza

/s/ Jonathan Marcus	Director	August 26, 2022
Jonathan Marcus

/s/ W. Michael Reickert	Director	August 26, 2022
W. Michael Reickert

/s/ Tom Simpson	Director	August 26, 2022
Tom Simpson

EXHIBIT INDEX

Exhibit Number	Description
4.1
Restated Certificate of Incorporation—incorporated herein by reference to Exhibit 3.1 to Trans World’s Annual Report on Form 10-K for the fiscal year ended January 29, 1994. Commission File No. 0-14818.

4.2
Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 3.1 to Trans World’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 1994. Commission File No. 0-14818.

4.3
Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 3.4 to Trans World’s Annual Report on Form 10-K for the year ended January 31, 1998. Commission File No. 0-14818.

4.4	Form of Certificate of Amendment to the Certificate of Incorporation – incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4, No. 333-75231.
4.5	Form of Certificate of Amendment to the Certificate of Incorporation – incorporated herein by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4, No. 333-75231.
4.6
Certificate of Amendment to the Certificate of Incorporation – incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed August 15, 2000. Commission File No. 0-14818.

4.7
Certificate of Amendment to the Certificate of Incorporation – incorporated herein by reference to Exhibit 2 to the Company’s Current Report on Form 8-A filed August 15, 2000. Commission File No. 0-14818.

4.8	Certificate of Amendment to the Certificate of Incorporation – incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed July 16, 2019. Commission File No. 0-14818.
4.9
Certificate of Amendment of Certificate of Incorporation of Trans World Entertainment Corporation, dated September 3, 2020 – incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on September 3, 2020. Commission File No. 0-14818.

4.10
Certificate of Amendment of Certificate of Incorporation of Kaspien Holdings Inc., dated March 8, 2022 – incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 8, 2022. Commission File No. 0-14818.

4.11	Amended By-Laws—incorporated herein by reference to Exhibit 3.4 to Trans World’s Annual Report on Form 10-K for the fiscal year ended January 29, 2000. Commission File No. 0-14818.
4.12	Amendment No. 1 to By-Laws – incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed March 31, 2020. Commission File No. 0-14818.
4.13
Amendment No. 2 to Bylaws of Kaspien Holdings Inc., dated September 3, 2020 – incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-K filed on September 3, 2020. Commission File No. 0-14818.

4.14	Amendment No. 3 to Bylaws of Kaspien Holdings Inc., dated March 8, 2022 – incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-K filed on March 8, 2022. Commission File No. 0-14818.
4.15
Certificate of Amendment of Certificate of Incorporation of Kaspien Holdings Inc. – incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on August 2, 2022. Commission File No. 0-14818.

4.16	Amendment No. 4 to Bylaws of Kaspien Holdings Inc. – incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-K filed on August 2, 2022. Commission File No. 0-14818.
5.1	Opinion of Cahill Gordon & Reindel LLP.

23.1	Consent of Fruci & Associates II, PLLC.

23.2	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1
Kaspien Holdings Inc. 2005 Long Term Incentive and Share Award Plan (As Amended and Restated August 2, 2022), incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14C filed on August 12, 2022, Commission File No. 000-14818.

107	Filing Fee Table.